SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of
                                               the Commission Only (as
                                               permitted by
                                               Rule 14a-6(e)(2)
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12
                     VULCAN INTERNATIONAL CORPORATION
            ------------------------------------------------
            (Name of Registrant as Specified In Its Charter)
                            Not Applicable
-----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.
    1) Title of each class of securities to which transaction applies:
-----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
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    4) Date Filed:
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                                   1

                     VULCAN INTERNATIONAL CORPORATION
                           300 Delaware Avenue
                        Wilmington, Delaware  19801


                 Notice of Annual Meeting of Shareholders
                          To Be Held May 3, 2000


The Annual Meeting of Shareholders of Vulcan International Corporation will be held at 1151 E. College St., Clarksville, Tennessee on
Wednesday May 3, 2000 at 11 a.m. for the following purposes:

      1.  To elect Directors.

      2. To vote upon a proposed amendment to the By-laws of the Company whereby the number of Directors of the Company would be reduced from seven (7) to six (6) and whereby the Board of Directors would have the authority thereafter to set the number of Directors of the Company at not less than five (5) nor more than nine (9).

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has established the close of business on March 22, 2000 as the record date for determining those shareholders who will be entitled to vote at the meeting.

Wilmington, Delaware                 BY ORDER OF THE BOARD OF DIRECTORS

March 23, 2000                       VERNON E. BACHMAN, SECRETARY


PLEASE READ THE PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID
ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

                             PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of and at the cost of Vulcan International Corporation (the "Company"). Under the Delaware statutes, any shareholder may revoke a proxy by voting in person at the meeting or by delivering a later dated proxy or other writing revoking the proxy before it is voted at the meeting.

The Board of Directors has established as the record date for determining shareholders entitled to notice and to vote at the meeting, the close of business March 22, 2000.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company, as of February 1, 2000 had outstanding 1,108,905 shares of common capital stock, each of which is entitled to one vote. There are no other voting or equity securities outstanding. There is set forth below information with respect to the stock ownership of any person who is known to be the beneficial owner of more than 5% of the Company's common stock and the stock ownership of management as of February 1, 2000.

                        HOLDERS OF 5% OR MORE

    Name and Address              Amount and Nature           Percent
  of Beneficial Owner          of Beneficial Ownership        of Class
------------------------------------------------------------------------
Dimensional Fund Advisors, Inc.   Directly Owned:    63,199
1299 Ocean Avenue                 Indirectly Owned:
Santa Monica, CA 90401            Total Owned        63,199       5.7%

William T. Crutchfield            Directly Owned:    52,995
7655 Foxgate Lane                 Indirectly Owned:   6,102
Cincinnati, OH 45243              Total Owned:       59,097       5.3%

Deliaan A. Gettler (1)            Directly Owned:      3,100
9200 Old Indian Hill Rd.          Indirectly Owned:  378,372(1)
Cincinnati, OH  45243             Total Owned:       381,472     34.4%

Lloyd I. Miller III               Directly Owned:     91,215
4550 Gordon Dr.                   Indirectly Owned:    7,000
Naples, FL  33940                 Total Owned:        98,215      8.9%

[FN]
(1) Deliaan A. Gettler is the wife of Benjamin Gettler, Chairman of the Board and President of the Company. Mr. Gettler owns 31,915 shares directly and 11,728 shares indirectly. Mrs. Gettler is trustee of the Gettler Family Special 1997 Trust which owns 330,000 shares and holds 4,729 shares as custodian for Benjamin R. Gettler, son of Mr. and Mrs. Gettler.

                                   3

                    SECURITY OWNERSHIP OF MANAGEMENT

The total number of equity securities of the Company owned by all directors and officers of the Company as a group (8) as of February 1, 2000 is set forth below:

    Amount and Nature of Beneficial Ownership          Percent of Class
-----------------------------------------------------------------------

Directly Owned:             126,765
Indirectly Owned:           352,559
Total Owned:                479,324                            43.2%

The share ownership of each of the directors and nominees is set forth below under the heading Election of Directors.


                       CHANGE IN NUMBER OF DIRECTORS

Article II, Section 1 of the current By-laws provides as follows:

     "The Board of Directors shall consist of nine (9) members unless changed at a meeting of shareholders called for the purposes of electing directors, at which a quorum is present, by the affirmative vote of the holders of a majority of shares which are represented at the meeting and entitled to vote on such proposal; provided, nevertheless, that the Board of Directors may at any meeting of the board at which a quorum is present, by a majority vote, set the number of directors at not less than seven (7) nor more than eleven (11); provided, further, that such power to change the number of directors by action of the Board of Directors may not remove any director prior to the expiration of a director's term of office."

At a meeting of the Board of Directors held on February 24, 1997, a resolution was adopted pursuant to which the number of directors was set at seven. There are currently seven (7) directors serving. One director is retiring. The board believes that, at this time, a six (6) member board is sufficient to serve the needs of the Company and shareholders. Accordingly, the Board has adopted a resolution and proposes that the By-laws be amended to reduce the number of directors from seven (7) to six (6) at this Shareholders' meeting and to give the Board the authority subsequently to change the number of directors to not less than five (5) nor more than nine (9). If the recommendation is adopted, Article II, Section 1 would be deleted in its entirety and the following substituted in its place:

      "The Board of Directors shall consist of six (6) members unless changed at a meeting of shareholders called for the purposes of electing Directors, at which a quorum is present, by the affirmative vote of the holders of a majority of shares which are represented at the meeting and entitled to vote on such proposal; provided, nevertheless, that the Board of Directors may at any meeting of the Board at which a quorum is present, by a majority vote, set the number of Directors at not less than five (5) nor more than nine (9); provided, further, that such power to change the number of Directors by action of the Board of Directors may not remove any Director prior to the expiration of a Director's term of office."


                          ELECTION OF DIRECTORS

The shares represented by the proxies will be voted for the election of the six (6) nominees listed below, each of whom is presently a Director. If any such nominee shall be unable to serve (which is not now contemplated) discretionary authority may be exercised to vote for a substitute. The terms of all of the present Directors expire upon the election of their successors in 2000. The following information is given with respect to the six (6) nominees based upon the records of the Company and information furnished by each nominee as of February 1, 2000.


                              NOMINEES
                                                Number of
                                  First        Shares Owned
    Name and                      Became        Directly or     Percent
Principal Occupation     Age     Director In   Indirectly (1)   Owned
------------------------------------------------------------------------
Leonard Aconsky             69     l993            5,800           (2)
Consultant to and director
of Acotech Services, a
consulting firm on building
life safety systems; retired
in 1993 as Vice-President and
World-Wide Technical
Coordinator WITCO, a manufacturer
of specialty chemical products;
Director, Vulcan Corporation,
operating subsidiary of Company



                                   5


Dennis J. Buckley                  51       1991        90     (2)
General Counsel, Vulcan
International Corporation and
Subsidiaries

William T. Crutchfield             76       1963    59,097     5.3%
Retired Vice President
Thomson McKinnon Securities, Inc.
Investment Services

Benjamin Gettler (3)(4)            74       1960   381,472    34.4%
Chairman of the Board and
President Vulcan International
Corporation and its operating
subsidiary company, Vulcan
Corporation

Thomas D. Gettler, Esq. (4)        41       1992    12,106     1.1%
Attorney

Stanley I. Rafalo, O.D. (4)        75       1975    28,043     2.5%
Doctor of Optometry

(1) This report of share ownership is pursuant to Securities & Exchange Commission regulations and, therefore, includes shares of close family members residing in nominees' households for which shares Directors disclaim beneficial ownership.

(2)  Ownership is less than 1%.

(3) The number of shares shown include shares owned directly and indirectly by Deliaan A. Gettler, his wife, and shares referred to in footnote (4) below. Mr. Gettler disclaims beneficial ownership of any of those shares.

(4) The number of shares shown as owned directly by Stanley I. Rafalo includes 9,043 shares of common capital stock of the Company held by him as a trustee of various trusts for the benefit of persons related to Benjamin Gettler.


                         EXECUTIVE COMPENSATION

The following table shows the compensation and stock option awards for the last three fiscal years, and other annual compensation and all other compensation for 1999, to the Chief Executive Officer who was the only executive officer whose compensation exceeded $100,000.


                     SUMMARY COMPENSATION TABLE
                                                           Long Term
                          Annual Compensation             Compensation
                  --------------------------------------  ------------
                                              Other
                                             Annual
Name and            Year  Salary   Bonus     Compen-   Options/    All other
Principal Position                           sation     SARs     Compensation
                                               ($)       (#)         (1)
-----------------------------------------------------------------------------
Benjamin Gettler
Chairman of the
Board and President  1999 $275,000  $25,000     0        50,000(2)  $13,000

                     1998  275,000   25,000     0             0      13,000

                     1997  275,000   25,500     0             0      12,750


(1)  Director and Executive Committee Fees.
(2) Mr. Gettler did not exercise any options in 1999. At the end of 1999, there were options on 50,000 shares outstanding at a price of $31.00 per share.



                              STOCK OPTION PLAN

The Vulcan International Corporation Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Company in 1991. The purpose of the Plan is to provide additional incentives in order that the Company may retain key personnel. The Plan provides for the granting of options to purchase totaling not more than 300,000 shares of common stock from the Company's treasury shares of which 127,000 have not previously been granted. The Plan is administered by a Stock Option Committee consisting of not less than three
(3) Directors of the Corporation who are not eligible to receive options under the Plan. The current Committee consists of Directors Crutchfield, Rafalo and Aconsky. The Committee determines the key employees to whom the options are granted, the term of the option and the number of shares of each grant subject to the option. The option price is such price as may be determined by the Board of Directors. Each option continues for the period determined by the Committee, which shall be not less than one (1) year or more than three (3) years from the date of its grant. The Plan provides that each key employee to whom an option is granted shall as a condition of his right to exercise such option, agree to remain in the continuous employment of the Company for a period of at least two years from the date of exercise of the option, unless he is prevented from doing so by death or disability. Under the Plan, the Company has the option to repurchase shares from an optionee who terminates employment prior to the expiration of the two-year period.

                       OPTION GRANTS IN LAST FISCAL YEAR
                                                               Potential
                                                               Realizable
                                                                Value at
                            % of Total                       Assumed Annual
                             Options                             Rates
                 Number of  Granted to   Exercise            of Stock Price
                  Options   Employees    or Base              Appreciation
                  Granted   in Fiscal    Price   Expiration    for Option
Name              (#/Sh)      Year       ($/Sh)     Date     5%      10%
-----------------------------------------------------------------------------
Benjamin Gettler
Chairman of the
Board and President 50,000    100%     $31.00   12/5/2002  $244,500 $513,050



             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                  None

                                PENSIONS

Under the terms of the Company's retirement Plan for salaried employees, salaried personnel are entitled to retire at age 65 with benefits computed on the basis of salary and length of service. The maximum length of service which can be taken into account is 30 years. The method of computing benefits under the retirement plan is: the number of years of employment multiplied by the sum of 1.0% of average monthly salary and .65% of such salary in excess of Social Security covered compensation (all based on the highest 60 consecutive monthly salaries). The aggregate contribution made for the 1998-99 Plan year was $-0-. For purposes of the Plan, annual compensation means a participant's W-2 earnings for federal income tax purposes, excluding commissions and taxable fringe benefits. Mr. Gettler has reached normal retirement age and has more than 30 years of service. Mr. Gettler currently receives $148,586 per year from the Plan based upon his selection of a joint and 100% survivor benefit.


                            PERFORMANCE GRAPH

                       5-YEAR CUMULATIVE TOTAL RETURN
             COMPARISON OF VULCAN INTERNATIONAL CORPORATION WITH
                    AMEX MARKET INDEX AND PEER GROUP INDEX

(Graph submitted to SEC on Form SE on paper)



                             FISCAL YEAR ENDING
                              1994    1995    1996    1997    1998    1999
VULCAN INTERNATIONAL
 CORPORATION                 100.00  128.48  188.54  246.01  221.00  206.57

CUSTOMER SELECTED STOCK LIST 100.00  136.01  157.34  197.17  158.17   92.94

AMEX MARKET INDEX            100.00  128.90  136.01  163.66  161.44  201.27


                  ASSUMES $100 INVESTED ON JANUARY 1, 1995
                        ASSUMES DIVIDEND REINVESTED
                    FISCAL YEAR ENDING DECEMBER 31, 1999

                     COMPANIES COMPRISING THE PEER GROUP

The Company is a supplier to the shoe industry. Accordingly, the peer group used in constructing the graph in the Proxy Statement showing the yearly percentage change in cumulative total return has always included the complete list of suppliers to the shoe industry provided by the Footwear Industries of America, the industry association. Since the Company has expanded its position as a manufacturer and supplier of foam products, in 1998 the Company added to its peer group the Rogers Corp., which is a corporation listed on the American Stock Exchange and which is in the business of processing and selling foam products. Accordingly, the peer group for 1999 is:

                            Georgia Bonded Fibres
                           Goodyear Tire & Rubber Co.
                                 Jaclyn Inc.
                                  Katy Ind.
                                 Lydall Inc.
                                 Rogers Corp.
                              Vista Resources Inc.
                        Vulcan International Corporation



                DIRECTORS' MEETINGS, COMMITTEE INFORMATION, FEES AND
                           OTHER DIRECTOR TRANSACTIONS

There were five (5) meetings of the Board of Directors in 1999. All Directors attended at least 75% of the total number of Directors' meetings and all Directors attended at least 75% of Committee meetings held by committees on which they served.

The Board of Directors has established two standing committees, namely, an Executive Committee and an Audit and Compensation Committee. The Executive Committee currently consists of Directors Crutchfield, B. Gettler, Rafalo and Buckley and has, in the interim between meetings of the Board of Directors, all of the powers of the Board subject to certain limitations. There were four (4) meetings of the Executive Committee in 1999.

The Audit and Compensation Committee currently consists of Messrs. Lewis, Aconsky and Rafalo. The Audit and Compensation Committee reviews the adequacy and sufficiency of the Company's accounting procedures, reviews a report from the independent CPAs prior to the publication of the audited financial statements and considers and recommends to the Board of Directors the selection of the independent CPAs to examine the consolidated financial statements of the Company for the next year. The Committee also reviews and recommends the salary and bonus of the Company's chief executive officer. The Audit and Compensation Committee had two meetings in 1999.

The Company pays each of its Directors $8,000 per year as a director fee. In addition, the members of the Executive Committee are paid $5,000 per year for serving on that Committee. The members of the Audit and Compensation Committee are paid $300 per meeting attended.

There is in effect a Resolution of the Board of Directors pursuant to which any Director may purchase up to 25,000 treasury shares of company stock at the lowest price for which a sale is made on the date of the exercise of such election to purchase. In 1999, there were 22,799 shares purchased pursuant to this Resolution.

During the year 1999, the Company and its subsidiary companies accrued a total of $78,975 to the law firm of Gettler & Buckley for all legal services to those companies and to Vulcan-Brunswick, a joint venture owned 50% by the Company. None of those fees was for services of Benjamin Gettler. Directors Benjamin Gettler and Dennis J. Buckley are members of Gettler & Buckley.



                      COMPENSATION COMMITTEE REPORT ON
                           EXECUTIVE COMPENSATION

                      Committee's Compensation Policy

It is the policy of the Compensation Committee that the Company's Executive Officers should be compensated in accordance with the responsibilities of their position, and their performance in office. Included among the factors considered by the Compensation Committee in carrying out such compensation policies are the historical compensation paid officers of this Company and the compensation paid to executives in similar positions in other companies as well as the Company performance in the fiscal year in question compared to prior fiscal years. The Compensation Committee reviews all relevant factors relating to such performance, including the general economic climate and the climate of the particular industries in which this Company is involved.

In carrying out the foregoing policies, the Compensation Committee also used the factors and criteria set forth hereinafter in determining the annual compensation of the Chief Executive Officer and President of the Company for 1999 and his salary for 2000. The position of Chief Executive Officer and President is held by a single individual, Mr. Benjamin Gettler.

The Company currently has only one officer who is paid over $100,000 per year compared to three such officers prior to Mr. Gettler assuming the position of Chief Executive Officer and President following the death of then C.E.O. Lloyd Miller in April, 1990. In the year preceding his death, Mr. Miller and Mr. Gettler were paid a total of $497,000. The two offices were combined and Mr. Gettler has carried out all of the duties of both offices.

The Company suffered a loss in 1995. A number of strategic decisions were made in early 1996 under the leadership of Mr. Gettler. As a result of those strategic decisions and the follow-up required to execute those decisions, the Company experienced a significant turnaround in subsequent periods. In the first ten months of 1999, the Company has had an unaudited consolidated net profit after tax of $950,854 on continuing operations. Additionally, in 1999, Mr. Gettler successfully negotiated the sale of the Walnut Ridge plant to Jones & Vining. The net profit after tax on that sale was $988,845.

During the past three years, Mr. Gettler's annual compensation has been as follows:
<CAPTIONS>
              Year           Salary         Bonus         Total
              ----           ------         -----         -----
              1998          $275,000        $25,000       $300,000
              1997           275,000         25,000        300,000
              1996           225,000         64,500        289,500


The Committee has determined that a bonus of $25,000 is appropriate for 1999 which will result in his total salary plus bonus being the same as in 1998. The Committee also has determined to keep Mr. Gettler's base salary at the same level in 2000 as in 1999, namely, $275,000.

          Audit and Compensation Committee                December 10, 1999

Leonard Aconsky   James K. Lewis   Stanley I. Rafalo      Committee Members



                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The principal accountant of the Company is J. D. Cloud & Co. L.L.P., certified public accountants. That firm has acted as the principal accountant of the Company since 1956. At the meeting of the Board of Directors following the May, 1999 meeting, the Board again selected that firm to continue to serve as the Company's principal independent public accountants. The practice of the Board of Directors in making a selection at such meeting has been followed by the Company since 1956. The same practice will be followed after the May, 2000 Annual Meeting of Shareholders. Management is not aware of any intended change of principal independent public accountants. Representatives of J. D. Cloud & Co. L.L.P. are not expected to attend the Annual Meeting.

                       PROPOSALS OF SECURITY HOLDERS

No shareholder proposals will be considered at this year's annual meeting.

In the event that any security holder intends to present a proposal at the 2001 annual meeting of the Company and such security holder desires that the proposal be included in the Company's proxy statement and form of proxy relating to that meeting, such proposal must be received by the Company by no later than 4:30 P.M. December 1, 2000.



                                  GENERAL

The Company, as of February 1, 2000 had outstanding 1,108,905 shares of capital stock, each of which is entitled to one vote. The record date for determining shareholders entitled to notice and to vote at the meeting is close of business March 22, 2000.

The management knows of no other business to be brought before the meeting for action by the shareholders. If any other matters properly come before the meeting, the proxies in the enclosed form, unless otherwise specified, will be voted on such matters in accordance with the judgment of the Proxy Committee.

                                              /s/BENJAMIN GETTLER
                                              ---------------------------
                                              Chairman of the Board
                                                  and President

                     VULCAN INTERNATIONAL CORPORATION

                                 PROXY

The undersigned hereby appoints William T. Crutchfield, Dr. Stanley I. Rafalo, and Dennis J. Buckley or any of them with full power of substitution, as the proxies of the undersigned to vote at the Annual Meeting of Shareholders of Vulcan International Corporation to be held on Wednesday, May 3, 2000 at 11:00 A.M. at 1151 E. College St., Clarksville, Tennessee, and at any adjournment thereof, all the shares of stock of the Company the undersigned would be entitled to vote if personally present, hereby granting to each of them full power and authority to act for and in the name of the undersigned at said meeting and adjournments upon the following:

                          (Continued on reverse side)
                                                         Please mark
                                                         your votes as
                                                         Indicated in
                                                         this example

(1) The election of Directors and all
nominees listed in the Proxy Statement
except as marked to the contrary below.   (2) In their discretion, the
                                              proxies are authorized
                                              to vote upon such other
                                              business as may properly
                                              come before the meeting.

(INSTRUCTION: To withhold authority to
vote for any individual nominee
Or nominees, draw a line through that
nominee's name.)

GRANTS   WITHHOLDS

              Leonard Aconsky, Dennis J. Buckley, William T. Crutchfield,
                Benjamin Gettler, Thomas D. Gettler, Stanley I. Rafalo, O.D.

(2) The proposal to reduce the number of members of that Board of Directors from seven (7) to six (6) and to give the Board of Directors the authority to change the number of directors from a minimum of five (5) to a maximum of nine (9).

     FOR             AGAINST            ABSTAINS

                                 THIS  PROXY, SOLICITED BY THE BOARD OF
                                  DIRECTORS WILL BE VOTED AS INSTRUCTED,
                                  UNLESS OTHERWISE INDICATED.  THIS PROXY
                                  WILL BE PRESUMED TO BE GRANTS ON ITEM (1),
                                                         ------
                                  AND FOR ON ITEM (2).
                                      ---

                                  Dated                           ,2000
                                       ---------------------------

                                       --------------------------------
                                                            Signature

                                       --------------------------------
                                                            Signature

                                       (When signing in any other capacity
                                        than as an Individual please so
                                        indicate.)